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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-58056 of Tenneco Automotive Inc. on Form S-8 of our report dated June 18, 2003, appearing in this Annual Report on Form 11-K of The Tenneco Automotive Stock Ownership Plan for Salaried Employees for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois

June 30, 2003